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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Isolagen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Isolagen, Inc.
102 Pickering Way
Exton, Pennsylvania 19341
(484) 875-3099

To the Stockholders of Isolagen, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Isolagen, Inc. on June 23, 2005. The Annual Meeting will begin at 10:00 a.m. local time at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, TX 77024.

        Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about May 5, 2005.

        Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Houston, Texas on June 23, 2005.

Very truly yours,

ISOLAGEN, INC.

By:	/s/ MARTIN E. SCHMIEG Martin E. Schmieg Chief Financial Officer

Isolagen, Inc.
102 Pickering Way
Exton, Pennsylvania 19341
(484) 875-3099

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 23, 2005

TO THE STOCKHOLDERS OF ISOLAGEN, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Isolagen, Inc. (the "Company") will be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, June 23, 2005 at 10:00 a.m., local time, for the following purposes, as described in the accompanying Proxy Statement:

  1.
  To ratify the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2005.

  2.
  To elect two directors to hold office until the Company's 2008 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified.

  3.
  To approve the adoption of the Isolagen, Inc. 2005 Equity Incentive Plan.

  4.
  To amend the Company's Certificate of Incorporation, as amended, to increase the number of common shares authorized for issuance from 50 million shares to 100 million shares.

  5.
  To transact any other business which properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record of the Company at the close of business on April 26, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices located at 102 Pickering Way, Exton, Pennsylvania 19341 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,
ISOLAGEN, INC.
Houston, Texas May 5, 2005	/s/ MARTIN E. SCHMIEG Martin E. Schmieg Chief Financial Officer

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me the proxy statement?
What proposals will be addressed at the Annual Meeting?
Who may vote on these proposals?
How many votes do I have?
Why would the Annual Meeting be postponed?
How do I vote by proxy?
How do I vote in person?
May I revoke my proxy?
What vote is required to approve each proposal?
Are there any rights of appraisal?
Who bears the cost of soliciting proxies?
Where are Isolagen's principal executive offices?
How can I obtain additional information about Isolagen?
INFORMATION ABOUT ISOLAGEN STOCK OWNERSHIP
Which stockholders own at least five percent of Isolagen?
How much stock is owned by directors and executive officers?
Did directors, executive officers and greater-than-ten percent stockholders comply with Section 16(a) beneficial ownership reporting requirements in fiscal 2004?
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
Nominees to the Board of Directors
The Board of Directors
Committees of the Board of Directors
Stockholder Communications with Directors
Board Member Attendance at Annual Meetings
Audit Committee Report
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Officer Compensation
Stock Options
Compensation Committee Report on Executive Compensation
Directors Compensation
Compensation Committee Interlocks and Insider Participation
Employment Agreements, Termination of Employment and Change in Control Agreements
Stock Option Plans
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
STOCK PERFORMANCE GRAPH
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS AND SUBMISSIONS
APPENDIX I: Isolagen, Inc. 2005 Equity Incentive Plan

i

ISOLAGEN, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Isolagen, Inc., a Delaware corporation, for use at the Annual Meeting of Isolagen stockholders to be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, June 23, 2005 at 10:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms "Isolagen," "Company," "we," or "our" refer to Isolagen, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals as the Annual Meeting:

  1.
  To ratify the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2005.

  2.
  To elect two directors to hold office until the Company's 2008 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified.

  3.
  To approve the adoption of the Isolagen, Inc. 2005 Equity Incentive Plan.

  4.
  To amend the Company's Certificate of Incorporation, as amended, to increase the number of common shares authorized for issuance from 50 million shares to 100 million shares.

  5.
  To transact any other business which properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 5, 2005 to all stockholders as of April 26, 2005 (the "Record Date"). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting in all matters properly brought before the Annual Meeting.

On the Record Date, we had 30,247,684 shares of issued and outstanding common stock, par value $0.001 per share ("Common Stock").

HOW MANY VOTES DO I HAVE?

Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on June 23, 2005. The presence in person or by proxy of at least a majority of our Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting, but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  1.
  FOR the ratification of the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2005.

  2.
  FOR the election of the nominees for directors identified in this proxy statement to hold office until the Company's 2008 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified.

  3.
  FOR the approval of the Isolagen, Inc. 2005 Equity Incentive Plan.

  4.
  FOR the approval to amend the Company's Certificate of Incorporation, as amended, to increase the number of Common Stock authorized for issuance from 50 million shares to 100 million shares.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on June 23, 2005, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.
You may send in another proxy with a later date.

2.
You may notify us in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.
You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

        Proposal 1:    Ratification of Independent Accountants.

The approval of Proposal 1 requires the affirmative vote of a majority of all of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will not be taken into account in determining the outcome of Proposal 1.

        Proposal 2:    Election of Directors.

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director's seat. Broker non-votes will not be counted as votes cast at the Annual Meeting, and will therefore have the effect of a negative vote.

        Proposal 3:    Adoption of 2005 Stock Option Plan and Appreciation Rights Plan.

The approval of Proposal 3 requires the affirmative vote of a majority of all of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will not be taken into account in determining the outcome of Proposal 3.

        Proposal 4:    Amendment of the Certificate of Incorporation to Increase the Authorized Shares of Common Stock.

The approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock eligible to vote at the Annual Meeting. As such, abstentions and broker non-votes will have the effect of a negative vote on Proposal 4.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder's shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

Isolagen will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In connection with the Annual Meeting, we have retained Mellon Investor Services LLC ("Mellon") as our proxy solicitor for a fee of $8,500. Pursuant to this arrangement, Mellon will provide consultation with respect to the planning and organization of the Annual Meeting and obtain proxies from brokers, banks, nominees and institutional stockholders. In addition, we will reimburse Mellon for all reasonable out-of-pocket expenses incidental to this arrangement.

WHERE ARE ISOLAGEN'S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Isolagen are located at 102 Pickering Way, Exton, Pennsylvania 19341 and our telephone number is (484) 875-3099.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT ISOLAGEN?

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, including any amendments to the report, as filed with the Securities and Exchange Commission or SEC, without exhibits. Please address all such requests to Isolagen, Inc., 102 Pickering Way, Exton, Pennsylvania 19341, Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding companies, including Isolagen, that file electronically with the SEC. The SEC's website address is http:\\www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT ISOLAGEN STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF ISOLAGEN?

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be beneficial owners of five percent or more of our Common Stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class(2)
Michael Macaluso(3) 102 Pickering Way Exton, Pennsylvania 19341	2,675,734	8.5%
Michael Avignon(4) 2500 Wilcrest, 5th Floor Houston, Texas 77042	2,675,734	8.5%
Frank DeLape(5) 102 Pickering Way Exton, Pennsylvania 19341	1,711,730	5.5%

(1)
Beneficial ownership has been determined in accordance with rules of the SEC. Under these rules, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person by reason of these acquisition rights, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

(2)
Based upon 30,247,684 shares of Common Stock.

(3)
Includes 1,000,000 shares of Common Stock beneficially owned by Alyda Macaluso, Mr. Macaluso's wife, and includes 1,300,000 options held by Mr. Macaluso.

(4)
Includes 1,000,000 shares of Common Stock beneficially owned by Laura Avignon, Mr. Avignon's wife, and includes 1,300,000 options held by Mr. Avignon.

(5)
Represents 661,730 shares of Common Stock beneficially owned by Benchmark Equity Group, Inc., which is solely owned by Mr. DeLape, and includes 1,050,000 options held by Mr. DeLape.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows, as of the Record Date, the securities owned by each director and nominee, and Named Executive Officers.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class(2)
Michael Macaluso(3)	2,675,734	8.5%
Frank DeLape(4)	1,711,730	5.5%
Jeffrey W. Tomz(5)	359,013	1.2%
Steven Morrell(6)	146,666	Less than 1%
Ralph V. De Martino(7)	134,166	Less than 1%
Robert Bitterman(8)	125,000	Less than 1%
Vaughan Clift(9)	100,000	Less than 1%
Nelson Haight(10)	73,300	Less than 1%
Henry Toh(11)	46,666	Less than 1%
Marshall G. Webb(12)	35,000	Less than 1%
Martin E. Schmieg	—	—
Kimberly Forbes-McKean	—	—
Dennis Bevan	—	—
All Officers and Directors as a Group (13 Persons)(13)	5,407,275	17.3%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, all listed shares of Common Stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. As to each person or entity named as beneficial owners, that person's or entity's percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(2)
Based upon 30,247,684 shares of Common Stock.

(3)
Includes 1,000,000 shares of Common Stock beneficially owned by Alyda Macaluso, Mr. Macaluso's wife, and includes 1,300,000 options held by Mr. Macaluso. Subsequent to the Record Date, Mr. Macaluso resigned as a director.

(4)
Represents 661,730 shares of Common Stock beneficially owned by Benchmark Equity Group, Inc., which is solely owned by Mr. DeLape, and includes 1,050,000 options held by Mr. DeLape.

(5)
Consists of options to purchase 270,000 shares of Common Stock.

(6)
Consists of options to purchase 146,666 shares of Common Stock.

(7)
Consists of options to purchase 134,166 shares of Common Stock.

(8)
Consists of options to purchase 125,000 shares of Common Stock. Subsequent to the Record Date, Mr. Bitterman resigned as CEO, President, and as a director of the Company.

(9)
Consists of options to purchase 100,000 shares of Common Stock.

(10)
Consists of options to purchase 73,300 shares of Common Stock.

(11)
Consists of options to purchase 46,666 shares of Common Stock.

(12)
Consists of options to purchase 35,000 shares of Common Stock.

(13)
Includes options to purchase 3,280,798 shares of Common Stock.

DID THE DIRECTORS, EXECUTIVE OFFICERS AND GREATER THAN TEN PERCENT STOCKHOLDERS COMPLY WITH THE SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN FISCAL YEAR 2004?

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than five percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Isolagen with the SEC and the American Stock Exchange. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of the Section 16(a) forms furnished to us during the most recent fiscal year, we believe that all such forms required to be filed were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2004, except for one transaction on a Form 4 for Messrs. De Martino, Morrell, and Toh and a Form 3 for Messrs. Bevan and Bitterman.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.

The following table sets forth the names and ages of all of our directors and executive officers as of April 28, 2005. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Title
Frank DeLape	51	Chairman of the Board of Directors
Martin E. Schmieg	43	Chief Financial Officer and Senior Vice President
Jeffrey W. Tomz	33	Principal Financial and Accounting Officer and Secretary
Kimberly Forbes-McKean, Ph.D	42	Senior Vice President and Chief Technical Science Officer
Vaughan L. Clift, M.D.	43	Vice President of Operations
Dennis L. Bevan	59	Vice President of International Commercial Operations
Nelson Haight	40	Controller
Steven Morrell	49	Director(1)(2)(3)
Henry Y.L. Toh	46	Director(1)(3)
Ralph V. De Martino	49	Director(2)(3)(4)
Marshall G. Webb	61	Director(1)(2)

(1)
Members of the Audit Committee.

(2)
Members of the Compensation Committee.

(3)
Members of the Corporate Governance Committee.

(4)
Lead Independent Director, effective April 2005.

        Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Frank DeLape.    Mr. DeLape was elected to the Board of Directors in June 2001. He was appointed Vice President in August 2001. In August 2001, Mr. DeLape resigned as Vice President and was elected Chairman of the Board. Mr. DeLape is also the Chief Executive Officer of Benchmark Equity Group, Inc., a position he has held since 1994. Benchmark is a boutique merchant banking firm that focuses as facilitators and financial managers for emerging companies. Mr. DeLape is also the Managing Partner of Gemini Growth Fund, LP. Gemini Growth Fund, LP is a Small Business Investment Company licensed by the United States government.

Martin E. Schmieg.    Mr. Schmieg was appointed as Chief Financial Officer and Senior Vice President in April 2005. Mr. Schmieg served as Senior Vice President and Chief Financial Officer of Sirna Therapeutics, Inc. from August 2004 to April 2005. Mr. Schmieg served as Senior Vice President and Chief Financial Officer at Advanced Bionics Corporation from September 2003 to May 2004. Mr. Schmieg was a consultant for St. Clair CPA's, a consulting firm, from September 2002 until August 2003. Mr. Schmieg was the founder and President of MSMTC, Inc., a consulting firm, from September 2000 to September 2002. Mr. Schmieg served as Executive Vice President of Cytometrics, Inc. from October 1992 to August 2000. Mr. Schmieg is a graduate of La Salle University.

Jeffrey W. Tomz.    Mr. Tomz was appointed Secretary and Treasurer in June 2001. In August 2001, Mr. Tomz resigned as Treasurer and was appointed Chief Financial Officer. In April 2005, Mr. Tomz was appointed as our Principal Financial and Accounting Officer. Mr. Tomz is a Principal at Benchmark Equity Group, Inc. Mr. Tomz has served and/or is currently serving on the board of directors of three investee companies, as well as Trident III, L.L.C. and Trident II, L.L.C., which are private investment funds. Mr. Tomz was a Director of InfoHighway Communication Corp., a private communication company from September 1998 to September 2000. Prior to joining Benchmark in the fall of 1997, Mr. Tomz began his career as a certified public accountant with Arthur Andersen Worldwide.

Kimberly Forbes-McKean, Ph.D.    Dr. Forbes-McKean was appointed Senior Vice President and Chief Technical Science Officer in September 2004. She brings more than 15 years of pharmaceutical experience. From January 2000 until September 2004, Dr. Forbes-McKean served as Vice President of Global Dermatological Product Development and Commercialization at Aventis Pharmaceutical's dermatology division. Dr. Forbes-McKean directed all facets of Aventis' dermatological development programs, aesthetic and prescription, leading to international commercialization. From 1998 until January 2000, Dr. Forbes-McKean served as worldwide director of the dermatological product development at Dermik Laboratories, Inc.

Vaughan L. Clift, M.D.    Dr. Clift was appointed Vice President of Operations in May 2002. From January 2001 to May 2002, Dr. Clift researched home oxygen therapy systems while developing an oxygen system for NASA. From July 1997 to January 2001, he was Chief Scientist of DBCD, Inc., a medical device company that manufacturers a range of blood diagnostic products for the human and veterinary market. From May 1992 to June 1997, Dr. Clift was Chief Scientist for the Science Payload Development, Engineering and Operations project at Lockheed Martin's Human Spaceflight. Dr. Clift has received a number of international and federal awards, served as keynote speaker at several international clinical biochemistry conferences, addressed the first combined International Red Cross and WHO meeting in Geneva, and was nominated as one of NASA's top ten inventors in 1995.

Dennis L. Bevan.    Mr. Bevan was appointed Vice President of International Commercial Operations in September 2004. Mr. Bevan brings more than 30 years of global experience in general management and sales. From September 2001 until September 2004, Mr. Bevan served as Senior Director of U.S. sales for Dermik Laboratories, where he was involved in leading and directing a large sales organization in the United States. Prior to that, Mr. Bevan managed the establishment of an Asian joint venture pharmaceutical company.

Nelson Haight.    Mr. Haight was appointed Controller in January 2003. From July 2002 until January 2003, Mr. Haight served as a consultant with Icon Consulting. Prior to that time, Mr. Haight held various finance and accounting positions with Petroleum Geo-Services ASA, a Norwegian oil field services company, from November 1996 to May 2002, and Copano Field Services LLC, an independent oil and gas exploration company, from January 1995 to November 1996. He began his career as a certified public accountant with Arthur Andersen Worldwide.

Steven Morrell.    Mr. Morrell was elected to the Board of Directors in May 2002. Since January 2001, Mr. Morrell has been a Partner at Teknoinvest Management AS, a Norwegian venture capital firm investing in Scandinavia and the United States in the life science and information technology sectors with $150 million under management. From January 1999 to January 2001, he was the Managing Director of a Teknoinvest portfolio company, Aquasmart International AS. From January 1998 to February 1999, he was the General Director of Veropharm Co., Ltd. Mr. Morrell has held numerous positions over the previous 14 years including: Managing Director for a Merck & Co., Inc. subsidiary; General Director of Veropharm Co., Ltd., a Russian pharmaceutical company; President of Hafslund Nycomed Pharma AG in Austria, and management consultant in McKinsey & Co., Inc. Mr. Morrell also served in the U.S. Air Force as an officer. Mr. Morrell currently serves as a Member of the Board of AKVAsmart ASA in Norway, Marical, Inc., Optinel Systems, Inc., CyVera Corporation, Vaso Active Pharmaceuticals Inc. and OAO Pharmacy Chain 36.6 in Russia. Mr. Morrell holds an MBA from IMD, Switzerland and a B.Sc. degree with a major in Mathematics and a minor in Aerospace Studies from Brigham Young University.

Henry Y.L. Toh.    Mr. Toh was appointed to the Board of Directors in January 2004. He is currently serving as a director with four other publicly traded companies. Since 2001, Mr. Toh has served as a director of Teletouch Communications Inc. Since 1992, Mr. Toh has served as an officer and director of Acceris Communications Inc., a publicly held voice-over-IP company. Since December 1998, Mr. Toh has served as a director of National Auto Credit, Inc., a specialized finance and entertainment company. From April 2002 until February 2004, Mr. Toh served as a director of Bigmar, Inc., a Swiss pharmaceuticals company. Since March 2004, Mr. Toh has served as a director of Crown Financial Group, Inc., a registered broker-dealer. Since September 2004, Mr. Toh has served as a director of Vaso Active Pharmaceuticals Inc. Since 1992, Mr. Toh has served as an officer and director of Four M International, Inc., a privately held offshore investment entity. Mr. Toh began his career with KPMG Peat, Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions. Mr. Toh is a graduate of Rice University.

Ralph V. De Martino.    Mr. De Martino was appointed to the Board of Directors in December 2002. Since January 2003, Mr. De Martino has been the managing partner of the Washington, DC office of the law firm Dilworth Paxson LLP and is the National Chair of the Securities Department for the firm. Dilworth Paxson LLP provides legal services to Isolagen. From 1983 to December 2002, Mr. De Martino served as the managing principal of the law firm of De Martino Finkelstein Rosen & Virga. Mr. De Martino is a graduate of Bucknell University and the George Washington University National Law Center. Mr. De Martino practices law in the areas of securities and corporate law. From October 1996 through December 2000, Mr. De Martino served on the Board of Directors and Audit Committee of Commodore Cruise Lines.

Marshall G. Webb.    Mr. Webb was appointed to the Board of Directors in April 2004. Mr. Webb is President of Polaris Group, an advisory firm he founded in January 1999 to provide financial consulting and merger and acquisition services to public and private companies. Since February 2003, he has served as Chief Executive Officer of HWIGroup, Inc., an early stage company formed to create security services solutions for maritime and land-based facilities including private companies and governmental agencies. Mr. Webb founded BrightStar Information Technology Group, Inc., a global provider of information technology solutions to government and business, and served as its Chief Executive Officer and as a director from 1997 through 1998. Since 2001, Mr. Webb has served as a director of Teletouch Communications, Inc., and is a member of its Audit and Compensation committees. Mr. Webb was appointed to the Board of Directors of Omni Energy Services Corp. in February 2004 and serves on its Audit Committee. Mr. Webb attended Southern Methodist University, is a certified public accountant, and began his career with Peat, Marwick, Mitchell & Co.

No director is related to any other director or executive officer of our company or our subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

There are no material proceedings to which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

No director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of our voting securities has, during the last five years: (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

Nominees to the Board of Directors.

Henry Toh and Ralph De Martino are the nominees for election to the Board of Directors. Each of the above have been nominated to be Class II directors, which means their term of office will expire at our 2008 Annual Meeting of Stockholders.

The Board of Directors.

The Board of Directors oversees the business affairs of Isolagen and monitors the performance of management. Pursuant to our Bylaws, the Board of Directors shall consist of no less than three and no more than eleven members.

Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the year 2004. The Board held seventeen meetings during 2004. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Board committees on which they served.

Committees of the Board of Directors.

The Board of Directors has established three standing committees, namely, an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee.    The duties and responsibilities of the Audit Committee are to oversee the selection and retention of our independent public accountants, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation with the independent auditors, to review with our Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls and to perform all other duties as the Board of Directors may from time to time designate.

Henry Toh (Chairman), Steven Morrell and Marshall Webb comprise the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held 24 meetings. The Board has determined that each member of the Audit Committee is an independent director as required by the American Stock Exchange listing standards. The Board of Directors has determined that Messrs. Toh and Webb each qualify as an "audit committee financial expert" under federal securities laws. The Audit Committee has a written charter adopted by the Board of Directors that was filed as an Appendix to the 2004 proxy statement.

Compensation Committee.    The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to stock options, bonuses and salaries and to perform all other duties as the Board of Directors may from time to time designate. Steven Morrell (Chairman), Ralph De Martino and Marshall Webb are members of the Compensation Committee. During the fiscal year ended December 31, 2004, the Compensation Committee held nine meetings.

Corporate Governance Committee.    The duties and responsibilities of the Corporate Governance Committee are: (a) to develop, review, evaluate and recommend to the Board of Directors the corporate governance principles applicable to Isolagen; (b) to identify and recommend individuals qualified to become members of the Board and its committees; and (c) to recommend the Board selections for our director nominees for the next annual meeting of stockholders. The Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials. Ralph De Martino (Chairman), Steven Morrell and Henry Toh are members of the Corporate Governance Committee. During the fiscal year ended December 31, 2004, the Corporate Governance Committee held five meetings. All of the members of the Corporate Governance Committee are independent, as defined by the American Stock Exchange. The Corporate Governance Committee has a written charter adopted by the Board of Directors that was filed as an Appendix to the 2004 proxy statement.

Stockholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Corporate Governance Committee. We will consider all director candidates recommended to the Corporate Governance Committee by stockholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an annual meeting, a written nomination solicitation notice must be received by the Corporate Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to stockholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Corporate Governance Committee:

  •
  the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

  •
  a representation that the stockholder giving the notice is a holder of record of our Common Stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

  •
  a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee's background, as we believe to be appropriate;

  •
  the disclosure of all special interests and all political and organizational affiliations of the nominee;

  •
  a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;

  •
  a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

  •
  such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

  •
  the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board's qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.

Stockholder Communications with Directors.

The Board of Directors has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to the Board of Directors of Isolagen, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 102 Pickering Way, Exton, Pennsylvania 19341. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of Isolagen. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings.

All current Board members and all nominees for election to our Board of Directors are required to attend our annual meetings of stockholders, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate. All of our then directors attended the 2004 annual meeting of stockholders.

Audit Committee Report.

The following paragraphs constitute the report of the Audit Committee for the fiscal year ended December 31, 2004. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by us with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

Subsequent to the close of the 2004 fiscal year, the Audit Committee performed the following functions:

  •
  reviewed and discussed our audited financial statements with management;

  •
  discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). SAS 61 requires independent accountants to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. Among the matters to be communicated to the Audit Committee are: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including our system to monitor and manage business risk) and legal and ethical compliance programs;

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountant relating to the independent accountant's independence from our management and from us; and

  •
  based on the review and discussions above with our management and the independent accountants concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent accountants in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB)(United States), the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the most recent fiscal year for filing with the Securities Exchange Commission.

By the members of the Audit Committee:
Henry Toh, Chairman Steven Morrell Marshall Webb

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation.

The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2004, 2003 and 2002, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2004, our Chief Executive Officer and our most highly compensated executive officers (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(11)		Securities Underlying Options (#)
Robert Bitterman(2) Former Chief Executive Officer, President and Director	2004 2003 2002	137,333 — —	50,000 — —	— — —	—		500,000 — —	(4)
Michael Macaluso(3) Former Director, Chief Executive Officer and President	2004 2003 2002	312,461 149,215 —	80,000 78,000 60,500	— — —	— — —		— 400,000 —	(5)
Frank DeLape Chairman of the Board of Directors	2004 2003 2002	343,000 257,030 —	125,125 100,100 236,000	— — —	— — —		— 700,000 —	(6)
Jeffrey W. Tomz(3) Principal Financial and Accounting Officer, Secretary, and Former Chief Financial Officer	2004 2003 2002	224,000 96,615 —	60,500 — —	— — —	— — —		— 120,000 —	(7)
Kimberly Forbes-McKean, Ph.D(8). Senior Vice President and Chief Technical Science Officer	2004 2003 2002	75,833 — —	15,000 — —	— — —	— — —		175,000 — —	(9)
Vaughan Clift, M.D.(14) Vice President Operations	2004 2003 2002	192,817 177,525 93,549	50,000 5,000 6,750	— — —	— — —		— — 250,000	(10)
Dennis L. Bevan(15) Vice President of International Commercial Operations	2004 2003 2002	50,000 — —	10,000 — —	— — —	150,000 — —	(11)
Nelson Haight Controller	2004 2003 2002	117,308 113,231 —	72,500 5,000 —	— — —	— — —		60,000 45,000 —	(12) (13)

(1)
Excludes perquisites and other personal benefits unless such compensation was greater than $50,000 or 10% of the total annual salary and bonus of the individual.

(2)
Mr. Bitterman joined Isolagen in September 2004. On April 21, 2005, Mr. Bitterman resigned as CEO, President, and as a director of the Company.

(3)
We did not pay Messrs. Macaluso or Tomz a salary prior to July 14, 2003 pursuant to the terms of our Series A Convertible Preferred Stock. These salary amounts have been foregone by the above individuals and will not be repaid. From July 15, 2003 through September 4, 2003, Messrs. Macaluso and Tomz each were paid $21,923. On September 5, 2003, Mr. Macaluso entered into an employment agreement with an annual salary of $300,000. On September 5, 2003, Mr. Tomz entered into an employment agreement with an annual salary of $200,000. Mr. Tomz's 2004 salary increased to $224,000 in recognition of Mr. Tomz's agreement to stay with the Company as its Chief Financial Officer while the Company is involved in the executive search for a new Chief Financial Officer, which search was completed in April 2005.

(4)
Mr. Bitterman was granted 500,000 stock options on September 1, 2004 at $8.10 per share which vest monthly over 36 months. On April 21, 2005, Mr. Bitterman resigned as CEO, President, and as a director of the Company.

(5)
Mr. Macaluso was granted 400,000 stock options on February 25, 2003 at $4.50 per share of which 200,000 options vested on February 25, 2004 and 200,000 options vested on February 25, 2005. Mr. Macaluso was also granted 300,000 stock options on September 5, 2003 at $9.81 per share which vest ratably over the last six months of his employment agreement. In April 2004, Mr. Macaluso retired these 300,000 stock options back to the Company.

(6)
Mr. DeLape was granted 400,000 stock options on February 25, 2003 at $4.50 per share of which 200,000 options vested on February 25, 2004 and 200,000 options vested on February 25, 2005. Mr. DeLape was also granted 300,000 stock options on September 5, 2003 at $9.81 per share which vest ratably over the last six months of his employment agreement.

(7)
Mr. Tomz was granted 120,000 stock options on February 25, 2003 at $4.50 per share of which 60,000 options vested on February 25, 2004 and 60,000 options vested on February 25, 2005.

(8)
Dr. Forbes-McKean joined Isolagen in September 2004.

(9)
Dr. Forbes-McKean was granted 175,000 stock option on September 13, 2004 at $8.53 per share of which 58,333 options vest on September 13, 2005, 58,333 options vest on September 13, 2006 and 58,334 options vest on September 13, 2007.

(10)
Dr. Clift was granted 250,000 stock options during fiscal year 2002 at $6.00 per share, of which: (a) 40,000 options vested on May 28, 2003, (b) 30,000 options vested on May 28, 2004, (c) 30,000 options vest on May 28, 2005, (d) 50,000 options vest on May 28, 2006, (e) 50,000 options vest on May 28, 2007, and (f) 50,000 options vest on May 28, 2008.

(11)
Mr. Bevan received 150,000 stock options on September 27, 2004 at $9.64 per share of which 50,000 options vest on September 27, 2005, 50,000 options vest on September 27, 2006 and 50,000 options vest on September 27, 2007.

(12)
Mr. Haight received 25,000 stock options on April 9, 2004 at $11.38 per share of which 8,300 options vest on April 9, 2005, 8,300 options vest on April 9, 2006 and 8,400 options vest on April 9, 2007. Mr. Haight was also granted 35,000 stock options on October 26, 2004 at $8.83 per share that vest on April 29, 2005.

(13)
Mr. Haight received 45,000 stock options on January 8, 2003 at $6.00 per share of which 15,000 options vested on January 7, 2004, 15,000 options vested on January 7, 2005 and 15,000 options vest on January 7, 2006.

(14)
Dr. Clift assumed his position as Vice President of Operations on May 28, 2002.

(15)
Mr. Bevan joined Isolagen in September 2004.

Stock Options

The following table sets forth information concerning individual grants of stock options made during our last fiscal year to our Named Executive Officers. No stock appreciation rights were issued during the fiscal year.

Option Grants in Last Fiscal Year

						Potential realizable value at assumed annual rates of stock price appreciation for option term (1)
	Individual Grants
	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year	Market price on date of issuance ($/Sh)
				Exercise or base price ($/Sh)
Name					Expiration date
						0% ($)	5% ($)	10% ($)
Robert Bitterman	500,000	22.8%	8.64	8.10	9/1/2009	270,000	1,463,168	2,906,496
Dr. Kimberly Forbes-McKean	175,000	8.0%	8.70	8.53	9/13/2009	29,750	450,259	958,932
Dennis L. Bevan	150,000	6.8%	9.70	9.64	9/27/2009	9,000	410,866	896,986
Nelson Haight	25,000	1.1%	11.38	11.38	4/9/2014	—	178,859	453,227
Nelson Haight	35,000	1.6%	6.97	8.83	12/31/2005	—	—	—

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the particular option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

The following table sets forth information concerning option exercises during the fiscal year ended December 31, 2004 and option holdings as of December 31, 2004 with respect to our Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)($)(1)
					Value of Unexercised In-the-Money Options at FY-End
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Bitterman	—	—	55,556	444,444	—	—
Frank DeLape	—	—	850,000	500,000	1,889,500	674,000
Jeffrey W. Tomz	—	—	210,000	60,000	482,700	202,200
Dr. Kimberly Forbes-McKean	—	—	—	175,000	—	—
Dr. Vaughan Clift	—	—	70,000	180,000	130,900	336,600
Dennis Bevan	—	—	—	150,000	—	—
Nelson Haight	—	—	15,000	90,000	28,050	56,100

(1)
Based on the closing price of our common stock on December 31, 2004 of $7.87 per share less the exercise price payable for such shares.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2004:

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding options reflected in column(a)) (c)
Equity compensation plans approved by shareholders	6,449,100	6.07	236,900
Equity compensation plans not approved by shareholders (1)	1,853,256	6.14	-0-

Total	8,302,356		236,900

(1)
Consists of the following securities: (a) options to purchase an aggregate of 1,105,000 shares of common stock at exercise prices ranging from of $6.76 per share to $10.11 per share issued to newly hired employees of the Company; (b) a warrant to purchase 60,000 shares of common stock at an exercise price of $5.94 per share issued to RCG Capital Management; (c) various warrants to purchase a total of 580,010 shares of common stock at an exercise price of $1.93 per share issued in connection with the Series A Convertible Preferred Offering; and (d) various warrants to purchase a total of 108,246 shares of common stock at an exercise price of $3.50 per share issued in connection with the Series A Convertible Preferred Offering.

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended December 31, 2004. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by us with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

Compensation Committee Report on Executive Compensation.

The following paragraphs constitute the report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended December 31, 2004.

The Compensation Committee of the Board of Directors (the "Committee"), consists entirely of independent directors in accordance with the rules of the American Stock Exchange. The Committee oversees and administers the Company's compensation program for its executive officers. The Committee bases its decisions on both individual performance and the Company's financial results. All compensation decisions are made solely by the Committee.

Compensation Philosophy

The Committee is committed to implementing a compensation program that furthers the Company's mission. The Committee therefore adheres to the following compensation policies, which are designed to support the achievement of the Company's business strategies:

  1.
  Executives' total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

  2.
  A significant amount of pay for executives should be comprised of long-term, at-risk pay to focus management on the long-term interests of shareowners.

  3.
  The at-risk components of pay should be comprised primarily of equity-based pay opportunities. Encouraging a personal proprietary interest provides executives with a close identification with the Company and aligns executives' interests with those of the shareowners. This promotes a continuing focus on building profitability and shareowner value.

  4.
  Total compensation should enhance the Company's ability to attract, retain, motivate and develop knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

  5.
  Base compensation should be targeted at the median of compensation paid to executives of similar life sciences companies. However, if the Company's performance is superior, total compensation should be paid above market median, commensurate with the level of success achieved.

The Committee compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of similar life sciences companies which is supplemented with survey data from companies in the life sciences sector. The Committee developed the peer group based on companies of similar sector, stage of development, market capitalization, revenues, number of employees and cash reserves. The peer group consisted of approximately 13 companies. This group is not the same group used for the industry comparison in the "Stock Performance Graph" since many of the industry comparison companies are of much larger size of revenues, product breadth, number of employees, etc.

Components of Compensation

The Company's basic compensation package for executive officers currently consists of the following elements: annual base salaries, annual performance-based incentive bonuses and periodic equity incentive grants.

The Company entered into new employment agreements effective September 2004 with the following executives:

  1.
  Mr. Robert Bitterman as Chief Executive Officer and President;

  2.
  Dr. Kimberly Forbes-McKean as Senior Vice President and Chief Technical Science Officer; and

  3.
  Mr. Dennis Bevan as Vice President of International Commercial Operations.

For a summary of the executive compensation for fiscal year 2004, see the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" above.

The Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, we consider all elements of an executive's total compensation package, including insurance and other benefits.

Base Salaries.    Base salaries are targeted at median levels for the peer group of companies supplemented with survey data and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues, as well as external pay practices.

Incentive Bonuses.    The Company rewards its executive officers with annual incentive bonuses based upon the performance of the Company and of each individual executive. Bonuses are generally paid if the Company meets or surpasses certain annual objectives and if the executive meets or exceeds certain individual objectives. The annual objectives for the Company and the performance standards for executives are generally established by the Committee.

Equity Incentive Grants.    In keeping with the Company's philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant component of an executive's total compensation package. These incentives are designed to motivate and reward executives for maximizing shareowner value and encourage the long-term employment of key employees. Our objective is to provide executives with above-average, long-term incentive award opportunities.

The Committee views stock options as its primary long-term compensation vehicle for the Company's executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Grants of stock options generally are based upon performance of the Company, the level of the executive's position with the Company, compensation practices of the peer group of companies, and an evaluation of the executive's past and expected future performance. The Committee grants stock options periodically, but not necessarily on an annual basis.

Although we believe that stock options will continue to be used as part of the compensation package, our outside research has shown that companies in the life sciences industry are generally transitioning to a mix of both stock options and full-value equity incentive grants. In line with these practices, the proposed 2005 Equity Incentive Plan also includes full-value share equity incentive grants as an integral portion of the Plan. Subject to the stockholder approval of the Plan, our at-risk component of pay for long-term executive incentives may include other performance-based awards such as stock appreciation rights, performance shares or restricted stock grants.

The Committee has been working with the management team to actively reduce the percentage of options granted each fiscal year since the Committee's establishment in October 2002. As part of this endeavour the net option grants and warrants have dropped from approximately 10.4% of common shares outstanding in fiscal year 2002 to 4.6% in fiscal year 2004.

Compensation of the Chairman, Chief Executive Officer and President

The new terms of compensation effective July 2003 for Mr. DeLape as Chairman and the new terms of compensation effective September 2004 for Mr. Bitterman were based on the factors and analyses described in this Report. Specific factors considered by the Committee included Mr. DeLape's, and Mr. Bitterman's responsibilities with the Company, past and expected future performance, and the Company's executive compensation structure described above. The Committee utilized the independent services of a compensation consultant in structuring such compensation arrangements. Messrs. DeLape did not receive base salary compensation prior to January 1, 2003 due in part to his agreement with the placement agent that arranged the private placement of the Company's Series A and B Preferred Stock that he would not receive a base salary until specified dates in 2003 at the earliest.

Conclusion

We believe these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various compensation elements offered are designed to provide increased motivation for senior executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

The foregoing report on executive compensation is provided by the following independent directors who constituted the Compensation Committee at the end of fiscal year 2004:

Steven Morrell, Chairman Ralph De Martino Marshall Webb

Director Compensation.

Directors who are also employees do not receive compensation for their services as directors. We compensate our independent directors as follows: (a) a cash stipend of $15,000 per year, (b) meeting fees of $1,500 per Board meeting and $1,000 per Board committee meeting, and (c) an annual option to purchase 20,000 shares of our Common Stock, which vests quarterly over one year from the date of grant. New directors will receive an initial appointment grant of an option to purchase 30,000 shares of our Common Stock, which vests one year from the date of grant.

Compensation Committee Interlocks and Insider Participation.

Our Compensation Committee consists of Messrs. Morrell, Webb and De Martino. No member of the Compensation Committee has ever been an officer or employee of Isolagen, or any of its subsidiaries or affiliates. None of our executive officers has served on a compensation committee for any other company.

Employment Agreements, Termination of Employment and Change in Control Agreements.

We have entered into employment agreements with Vaughan Clift, Frank DeLape, Michael Macaluso, Jeffrey W. Tomz, Robert Bitterman, Kimberly Forbes-McKean, Dennis Bevan, and Martin E. Schmieg.

Dr. Clift, Vice President of Operations, entered into an employment agreement, dated May 28, 2002, for a term of thirty-six (36) months at an annual base salary of $175,500. Dr. Clift is eligible for an annual bonus to be determined by the Board of Directors in its sole discretion. If the employment agreement is terminated without cause, Dr. Clift will be entitled to a two (2) month severance payment. In the fourth quarter of 2004, Dr. Clift's annual base salary was increased to $250,000.

Mr. DeLape, Chairman of the Board, entered into an employment agreement dated September 5, 2003, with an initial term ending July 31, 2006 and providing for a base salary of $325,000, subject to the right of the Board of Directors to increase his salary from time to time. Mr. DeLape is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. DeLape's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 40% of his annual salary. The agreement also provides that Mr. DeLape will receive employee stock options to purchase 300,000 shares of common stock at an exercise price equal to the average closing transaction price on the ten trading days preceding the grant. 300,000 options were granted to Mr. DeLape on September 5, 2003 with an exercise price of $9.81. The option has a term of ten years and will vest and become exercisable ratably over the last six calendar quarters of his employment agreement. The vesting of the option will accelerate in the event of a change in control of the Company, the sale of substantially all of the assets of the Company or the merger out of existence of the Company. The agreement also provides Mr. DeLape with disability and life insurance benefits, a car allowance and wireless communications benefits. Mr. DeLape's employment may be terminated at any time, provided that if his employment is terminated without "Cause" or if he terminates his employment for "Good Reason" as those terms are defined in the agreement, he will be entitled to receive a severance payment equal to the greater of (i) the salary payable over the remaining term of his agreement or (ii) eighteen months salary, as well as a bonus computed on the basis of the greater of (a) the amount determined under the agreement by the Compensation Committee or (b) $70,000.

Mr. Macaluso, former Chief Executive Officer and Director, entered into an employment agreement dated September 5, 2003, with an initial term ending July 31, 2006 and providing for a base salary of $300,000, subject to the right of the Board of Directors to increase his salary from time to time. Mr. Macaluso resigned as Chief Executive Officer and President effective September 1, 2004 and as a director on April 28, 2005. Mr. Macaluso will continue to be paid his base salary until July 2006.

Mr. Tomz, Secretary and Former Chief Financial Officer, entered into an employment agreement dated September 5, 2003 with an initial term ending July 15, 2005 and providing for a base salary of $200,000, subject to the right of the Board of Directors to increase his salary from time to time. Mr. Tomz is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. Tomz's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 30% of his annual salary. Mr. Tomz's employment may be terminated at any time, provided that if his employment is terminated without "Cause" or if he terminates his employment for "Good Reason" as those terms are defined in the agreement, he will be entitled to a six month severance payment. In the event of a change in control of the Company, the sale of substantially all of the assets of the Company, a merger of the Company in which the Company is not the surviving entity, or the termination of his employment (other than for Cause) the vesting of any options owned by him shall accelerate.

Mr. Bitterman, Former Chief Executive Officer and President, entered into an employment agreement dated September 1, 2004 with an initial term ending December 31, 2007 and providing for a base salary of $400,000, subject to the right of the Board of Directors to increase his salary from time to time. Mr. Bitterman is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. Bitterman's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 50% of his annual salary. The agreement also provides that Mr. Bitterman will receive employee stock options to purchase 500,000 shares of common stock at an exercise price equal to the average closing transaction price on the ten trading days preceding the grant. 500,000 options were granted to Mr. Bitterman on September 1, 2004 with an exercise price of $8.10. If Mr. Bitterman achieves certain criteria during the term of the Agreement, then prior to September 30, 2005, he will be eligible to earn an additional option to purchase 166,666 shares of Isolagen common stock at an exercise price equal to the average market value of the common stock during the ten days preceding any such additional issuance. The options granted, and any additional options that may be granted as described above, have a term of ten years and vest ratably on a monthly basis over three years. The vesting provisions of each of these options would accelerate and Mr. Bitterman would be entitled to a severance payment equal to his base salary plus a pro rata portion of his bonus, if any, for the greater of twelve months or the remainder of the term of the Agreement, if Mr. Bitterman were terminated without "cause," or if Mr. Bitterman were to terminate his employment with Isolagen for "good reason" (each of the terms as defined in the Agreement). During any period in which severance payments are being made, Mr. Bitterman has agreed not to compete with Isolagen.

Dr. Forbes-McKean, Senior Vice President and Chief Technical Science Officer, entered into an employment agreement dated September 13, 2004 with an initial term ending September 30, 2005 and providing for a base salary of $260,000, subject to the right of the Board of Directors to increase her salary from time to time. Dr. Forbes-McKean is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Dr. Forbes-McKean's performance satisfies criteria to be established by the Compensation Committee, her target bonus will be 40% of her annual salary. The agreement also provides that Dr. Forbes-McKean will receive employee stock options to purchase 175,000 shares of common stock at an exercise price equal to the average closing transaction price on the ten trading days preceding the grant. 175,000 options were granted to Dr. Forbes-McKean on September 13, 2004 with an exercise price of $8.53. The option has a term of ten years and vests ratably on an annual basis over three years. The vesting provisions of the option would accelerate and Dr. Forbes-McKean would be entitled to a severance payment equal to her base salary for the greater of twelve months or the remainder of the term of the Agreement, if Dr. Forbes-McKean were terminated without "cause," or if Dr. Forbes-McKean were to terminate her employment with Isolagen for "good reason" (each of the terms as defined in the Agreement). During any period in which severance payments are being made, Dr. Forbes-McKean has agreed not to compete with Isolagen.

Mr. Bevan, Vice President International Commercial Operations, entered into an employment agreement dated September 27, 2004 with an initial term ending September 30, 2005 and providing for a base salary of $200,000, subject to the right of the Board of Directors to increase his salary from time to time. Mr. Bevan is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee. If Mr. Bevan's performance satisfies criteria to be established by the Compensation Committee, his target bonus will be 37.5% of his annual salary. The agreement also provides that Mr. Bevan will receive employee stock options to purchase 150,000 shares of common stock at an exercise price equal to the average closing transaction price on the ten trading days preceding the grant. 150,000 options were granted to Mr. Bevan on September 27, 2004 with an exercise price of $9.64. The option has a term of ten years and vests ratably on an annual basis over three years. The vesting provisions of the option would accelerate and Mr. Bevan would be entitled to a severance payment equal to his base salary for the greater of twelve months or the remainder of the term of the Agreement, if Mr. Bevan were terminated without "cause," or if Mr. Bevan were to terminate his employment with Isolagen for "good reason" (each of the terms as defined in the Agreement). During any period in which severance payments are being made, Mr. Bevan has agreed not to compete with Isolagen.

        Mr. Schmieg entered into an employment agreement with the Company pursuant to which Mr. Schmieg agreed to serve as our chief financial officer and senior vice president from April 18, 2005 until April 17, 2008. The agreement provides for annual salary of $275,000, and a merit-based bonus to be determined by our Compensation Committee based upon mutually agreeable criteria. Under the agreement, Mr. Schmieg was granted a five-year option to purchase 300,000 shares of our common stock at an exercise price equal to the closing of the common stock on the date of grant, which vests ratably on an annual basis over three years. Upon termination of the agreement by the Company for a reason other than for cause or upon the death or disability of Mr. Schmieg, Mr. Schmieg is entitled to a severance payment equal to his base salary for the lesser of six months or the remainder of the term of the agreement. During any period in which severance payments are being made, Mr. Schmieg has agreed not to compete with Isolagen.

Stock Option Plans.

We currently have two outstanding stock option plans: (a) our 2001 Stock Option and Appreciation Rights Plan (the "2001 Plan") reserving 5,000,000 shares of Common Stock for the issuance of options to employees, directors and consultants, and (b) our 2003 Stock Option and Appreciation Rights Plan (the "2003 Plan") reserving 2,250,000 shares of Common Stock for the issuance of options to employees, directors and consultants. The purposes of the 2001 Plan and 2003 Plan are to promote the interests of Isolagen, and to motivate, attract and retain the services of the people upon whose efforts and contributions our success depends. The 2001 Plan and 2003 Plan provide for grants of non-qualified options, incentive stock options and restricted stock awards, or any combination of the foregoing.

As of December 31, 2004, options to acquire 4,943,100 shares of the Common Stock have been granted under the 2001 Plan, of which 564,000 options have been exercised, and options to acquire 2,070,000 shares of Common Stock have been granted under the 2003 Plan, of which none have been exercised. The options to acquire the shares of Common Stock granted under the 2001 Plan and 2003 Plan have an exercise price ranging from $1.50 per share to $11.38 per share.

Other Stock Options.

In September 2004, the Company issued 920,000 options to purchase its common stock with an exercise price ranging from $8.10 to $10.11 per share to various new employees. The options vest over a three year period from the date of grant. 825,000 of these options were granted at exercised prices that were from $0.06 to $0.54 less than the market price of the common stock on the date of grant.

In the fourth quarter of 2004, the Company issued 185,000 options to purchase its common stock with an exercise price ranging from $6.76 to $9.75 per share to various new employees. The options vest over a three year period from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beginning in September 2003, we began leasing approximately 4,900 square feet of our Houston, Texas office space from Axces, Inc., a Delaware corporation. The lease rate is approximately $105,840 annually. We have a month to month lease that may be terminated at our option and was terminated in March 2005. Axces, Inc. is owned by Michael Avignon, Michael Macaluso and Timothy Till. Management believes that the leased premises have been made available to us on terms that are superior to those available from arms-length providers of lease space.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and our Board of Directors has selected BDO Seidman, LLP ("BDO") as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors.

We have been informed that neither BDO nor any of its partners have any direct financial interest or any material indirect financial interest in Isolagen nor have had any connection during the past three years with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of BDO are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the annual meeting.

In April 2004, we dismissed Pannell Kerr Forster, LLP ("Pannell Kerr") as our independent auditors, and engaged BDO as our independent auditors for the fiscal year ending December 31, 2004. Pannell Kerr audited our financial statements for the fiscal year ended December 31, 2003.

Pannell Kerr's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2002 and 2003 and through the date of Pannell Kerr's dismissal, there were no disagreements with Pannell Kerr on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Pannell Kerr's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2002 and 2003 and through the date of our hiring of BDO, we did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Aggregate fees for professional services rendered by BDO Seidman, LLP for the respective services for the fiscal years ended December 31, 2003 and 2004, respectively, were as follows:

	2003		2004
Audit Fee	$—		$560,692
Audit-Related Fees	—		$15,033
Tax Fees	$3,500	(1)	$21,970	(1)
All Other Fees	—		—

(1)
All of these services were pre-approved by the Audit Committee prior to their performance in fiscal 2003 and fiscal 2004.

Audit Fees

Audit fees of $0 and $560,692, during fiscal 2003 and fiscal 2004, respectively, represent the aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees of $3,500 and $21,970, during fiscal 2003 and fiscal 2004, respectively, represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

PROPOSAL 1:
TO RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2005.

PROPOSAL 2:
ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, provides that the Board of Directors be divided into three classes. Each director serves a term of three years. At each annual meeting, the stockholders elect directors for a full term or the remainder thereof, as the case may be, to succeed those, whose terms have expired. Each director holds office for the term for which elected or until his or her successor is duly elected.

The Board of Directors currently consists of five members: Frank DeLape, Steve Morrell, Ralph De Martino, Henry L. Toh and Marshall G. Webb. Mr. Morrell's and Mr. Webb's term expires at the 2007 Annual Meeting of Stockholders. Mr. Toh's and Mr. De Martino's term expires at the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Mr. DeLape's term expires at the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The Board of Directors has nominated the following two persons for election as directors: Henry Toh and Ralph De Martino. If elected, their terms will expire at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The persons named in the proxy will vote FOR these nominees, except where authority has been withheld as to a particular nominee.

The Board recommends that stockholders vote FOR these nominees for election to our Board of Directors.

PROPOSAL 3:
TO APPROVE THE ADOPTION OF THE
2005 EQUITY INCENTIVE PLAN

General

We are submitting the 2005 Equity Incentive Plan (the "Plan") to stockholders for approval. For many years, we have provided stock options as our primary form of long-term, at-risk pay to focus management, employees, directors and selected consultants and key advisors on the long-term interests of shareowners. Previously stock options have been primarily awarded under two stockholder approved plans: (a) our 2001 Stock Option and Appreciation Rights Plan (the "2001 Plan") reserving 5,000,000 shares of Common Stock for the issuance of options to employees, directors and consultants, and (b) our 2003 Stock Option and Appreciation Rights Plan (the "2003 Plan") reserving 2,250,000 shares of Common Stock for the issuance of options to employees, directors and consultants.

Our existing option plans are nearly depleted. As of December 31, 2004 only 236,900 shares of Common Stock remain available for option grants under the 2001 Plan and 2003 Plan.

We have developed this new Plan to align the interests of (i) designated employees of Isolagen, Inc. (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants and key advisors of the Company and its subsidiaries with the interests of the Company's stockholders and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan may furthermore be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent as the Company is in an important early phase of its development. There are approximately 135 persons currently eligible to participate in the Plan.

We believe that the life sciences industry will continue to use equity as an integral part of total compensation for both executives, employees and directors. We believe this trend will continue if and when we are required to include stock option expense in the calculation of net income under generally accepted accounting principles as has been proposed. Although we believe that stock options will continue to be used as part of the compensation package, our outside research has shown that companies in the life sciences industry are generally transitioning to a mix of both stock options and full-value equity incentive grants. In line with these practices, we have prepared our proposal such that it also includes full-value share equity incentive grants as an integral portion of the Plan.

In April 2005, our Board of Directors adopted, subject to stockholder approval, the Isolagen, Inc. 2005 Equity Incentive Plan. The statements contained in this proxy statement concerning the terms and provisions of the Plan are summaries only and are qualified in their entirety by reference to the full text of the Plan a copy of which is attached as Appendix I to this proxy statement.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act and is not a "qualified plan" within the meaning of Section 401 of the Internal Revenue Code, as amended (the "Code").

The Plan is administered by the Company's Compensation Committee. The Compensation Committee has exclusive discretion to select the participants who will receive awards under the Plan (each a "Participant") and to determine the type, size and terms of each award. The Compensation Committee will also make all other determinations that it decides are necessary or desirable in the interpretation and administration of the Plan.

Shares Subject to the Plan

Pursuant to the Plan, the aggregate number of shares of Company Stock that may be issued is 2,100,000 shares, subject to adjustment to prevent the dilution of rights from stock dividends, stock splits, recapitalization or similar transactions. Within this aggregate limit, the maximum number of shares of Company Stock that may be issued under the Plan pursuant to stock awards, stock units, stock appreciation rights (SARs) and other stock-based awards during the term of the Plan is 525,000 shares, subject to adjustment. Certain grants may be made in cash, in Company Stock, or in a combination of the two, as determined by the Compensation Committee.

The maximum number of shares of Company Stock with respect to which all grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment. The individual limits shall apply without regard to whether the grants are to be paid in Company Stock or cash.

Awards under the Plan

Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the Code, as well as options which do not so qualify ("Nonqualified Stock Options"), stock units, stock awards, stock appreciation rights ("SARs") and other stock-based awards. Incentive Stock Options and Nonqualified Stock Options together are referred to herein as "Options."

Options.    The duration of any Option shall be within the sole discretion of the Compensation Committee; provided, however, that any Incentive Stock Option granted to a 10% or less stockholder or any Nonqualified Stock Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Stock Option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the Option is granted. The price at which each share of Company Stock subject to an Option shall be determined by the Compensation Committee; provided, however, that the price for an Option (including Incentive Stock Options or Nonqualified Stock Options) will be equal to, or greater than, the fair market value of a share of Company Stock on the date the Option is granted and further provided that Incentive Stock Options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of the Company Stock on the date of grant.

Stock Units.

The Compensation Committee may grant stock units to an employee, consultant or non-employee director, upon such terms and conditions as the Compensation Committee deems appropriate under the Plan. Each stock unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.

Stock Awards.

The Compensation Committee may issue shares of Company Stock to an employee, consultant or non-employee director under a stock award, upon such terms and conditions as the Committee deems appropriate under the Plan. Shares of Company Stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

SARs and Other Stock-Based Awards.    SARs may be granted to an employee, non-employee director or consultant separately or in tandem with an Option. SARs may be granted in tandem either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock. The stock appreciation for an SAR is the amount by which the fair market value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR The Compensation Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.

Other awards may be granted that are based on or measured by Company Stock to employees, consultants and non-employee directors, on such terms and conditions as the Compensation Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two.

Qualified Performance-Based Compensation.    The Compensation Committee may determine that stock units, stock awards, SARs or other stock-based awards granted to an employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code.

Termination of Employment

If the employment or service of a Participant is terminated for cause, the Options of such Participant, both accrued and future, then held shall terminate immediately. If the employment or service of the Participant is terminated by either the Participant or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Options of such Participant then outstanding shall be exercisable by such Participant at any time prior to the expiration of the Options or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options at the date of such termination. In the case of a Participant who becomes disabled, as defined by Section 22(e)(3) of the Code, the rights of such Participant under any then outstanding Options shall be exercisable by such Participant at any time prior to the expiration of the Options or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options at the date of such termination. In the event of the death of a Participant, the rights of such Participant under any then outstanding Options shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Options or within one year after the date of death, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options, if any, at the date of death. Another period of time for the exercise of Options may be specified by the Compensation Committee for the aforementioned terminations with the exception of termination for cause. The terms and conditions regarding any other awards under the Plan shall be determined by the Compensation Committee. If a person or estate acquires the right to exercise an award under the Plan by bequest or inheritance, the Company may require reasonable evidence as to the ownership of such award, and may require such consents and releases of taxing authorities as the Company may deem advisable.

Federal Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan.

Incentive Stock Options.    A Participant is not taxed at the time an Incentive Stock Option is granted. The tax consequences upon exercise and later disposition depend upon whether the Participant was an employee of the Company or its subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the Participant satisfies both the employment rule and the holding rule, for regular tax purposes the Participant will not realize income upon exercise of the Option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a Participant, provided that the Participant satisfied the employment rule as of the date of such Participant's death. If the Participant meets the employment rule but fails to observe the holding rule (a "Disqualifying Disposition"), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the Option price. In both situations, the Company's tax deduction is limited to the amount of ordinary income recognized by the Participant.

Nonqualified Stock Options.    Under present regulations, a Participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a Participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The Participant's basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised.

Different consequences will apply for a Participant subject to the alternative minimum tax.

Withholding.    The Company shall have the right to reduce the number of shares of Common Stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to a Participant, pursuant to the Plan or otherwise.

New Plan Benefits

It is not possible to predict the individuals who will receive future awards under the Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee. The last reported sales price of the Common Stock underlying the Plan on March 23, 2005 was $6.80.

Termination or Amendment of the Plan

The Board of Directors may at any time terminate the Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to applicable law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option. Pursuant to Section 422(b)(2) of the Code, no Incentive Stock Option may be granted pursuant to this Plan more than ten years from the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

The Board recommends that stockholders vote FOR the proposal to approve Isolagen, Inc.'s 2005 Equity Incentive Plan.

PROPOSAL 4:
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 50 MILLION SHARES TO 100 MILLION SHARES

General

The Board of Directors is seeking stockholder approval for an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock available for issuance from 50 million shares to 100 million shares (the "Proposed Amendment"). The Board of Directors has adopted resolutions setting forth the Proposed Amendment in the form of an amendment to the first sentence of Article IV of the Company's Certificate of Incorporation, as amended, has determined the Proposed Amendment to be advisable, and is recommending that stockholders approve the Proposed Amendment.

As of the Record Date, the Company had 30,247,684 shares of Common Stock issued. In addition, as of such date, approximately 8,473,356 shares were subject to outstanding equity compensation awards such as stock options and other outstanding derivative securities. Furthermore, 9,828,009 shares of Common Stock are issuable upon the conversion at the option of the holders of the $90 million 3.5% Convertible Subordinated Notes at the initial conversion rate. Thus, the total number of shares of Common Stock either issued, subject to outstanding equity compensation awards and other outstanding derivative securities, or issuable upon conversion of subordinated notes amounts to 48,549,049.

The following is the text of the first sentence of Article IV of the Company's Certificate of Incorporation, as proposed to be amended (the remainder of Article IV will not be amended):

  "The Company shall have the authority to issue an aggregate of 105,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $.001 per share ("Preferred Stock"), and 100,000,000 shares shall be Common Stock, par value $.001 per share ("Common Stock")."

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that the number of shares of Common Stock available for issuance is no longer sufficient and that it is prudent to increase the number of authorized shares of Common Stock to the proposed amount to provide a reserve of shares available for issuance to meet general corporate purposes as they arise. Such future activities may include, without limitation, mergers and acquisitions, equity financings, providing equity incentives to employees under the Company's compensation plans, effecting stock splits, or paying dividends. Although the Company has no present obligation to issue additional shares of Common Stock (except pursuant to employee benefit plans), the

Company may, in the future, issue Common Stock in connection with the activities described above or otherwise.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under the rules of the American Stock Exchange. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

The Proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Proposed Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company's stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

If the Proposed Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if the Company's stockholders approve the Proposed Amendment to the Company's Certificate of Incorporation, the Board of Directors retains discretion under Delaware law not to implement the Proposed Amendment. If the Board of Directors were to exercise such discretion, the number of authorized shares would remain unchanged.

The Board of Directors recommends a vote FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.

STOCK PERFORMANCE GRAPH

The following stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC under the Securities Act or the Exchange Act, or incorporated by reference in any document so filed.

The following chart graphs our performance in the form of cumulative total return to holders of our Common Stock since December 31, 1999 in comparison to the AMEX Composite Index, the AMEX Biotech Index and a peer group of companies for that same period. Our peer group includes: Aastrom Biosciences, Inamed Corporation, Integra Lifesciences, LifeCell Corporation, Mentor Corporation and Regeneration Technologies.

The graph assumes that $100 was invested on December 31, 1999 in each of our Common Stock, the AMEX Composite Index, the AMEX Biotech Index and our peer group, and that all dividends were reinvested. The comparisons shown in the graph below are based upon historical data. The stock price performance shown in the graph below is not necessarily indicative of, or intended to forecast, the potential future performance of our Common Stock.

Total Return Analysis	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Isolagen, Inc.	$100.00	$222.16	$518.90	$385.47	$415.12	$583.40
AMEX Market Value (U.S. & Foreign) Index	$100.00	$130.14	$137.33	$146.61	$191.55	$227.57
AMEX Biotechnology Index	$100.00	$122.77	$100.29	$67.97	$105.17	$115.93
Peer Group	$100.00	$68.16	$94.09	$94.88	$157.22	$208.08

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

The Board of Directors presently intends to hold our next Annual Meeting on or about June 15, 2006. A proxy statement and notice of this meeting will be mailed to all stockholders approximately one month prior to that date. In order to be eligible for inclusion in our proxy statement for the 2006 Annual Meeting, a proposal of a stockholder must be received at our principal executive offices located in Exton, Pennsylvania no later than 120 days prior to the first anniversary of the date of this proxy statement (the "Deadline"); provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2005 Annual Meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All stockholder proposals received after the Deadline will be considered untimely and will not be included in the proxy statement for the 2006 Annual Meeting. The SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making stockholder proposals may be obtained by contacting our Corporate Secretary at our executive offices.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors
ISOLAGEN, INC.
/s/ MARTIN E. SCHMIEG Martin E. Schmieg Chief Financial Officer

Exton, Pennsylvania
May 5, 2005

ISOLAGEN, INC.

2005 EQUITY INCENTIVE PLAN

Adopted by the Isolagen, Inc.
Board of Directors on                        , 2005

Approved by the Shareholders
on

ISOLAGEN, INC.
2005 EQUITY INCENTIVE PLAN

i

ISOLAGEN, INC.

2005 EQUITY INCENTIVE PLAN

  1.
  Purpose and Objectives

        The Isolagen, Inc. 2005 Equity Incentive Plan (the "Plan") is designed to align the interests of (i) designated employees of Isolagen, Inc. (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants and key advisors of the Company and its subsidiaries with the interests of the Company's stockholders and to provide incentives for such persons to exert maximum efforts for the success of the Company. By extending the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards, the Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan may furthermore be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent. The Plan shall be effective as of                        , 2005, subject to approval by the shareholders of the Company.

  2.
  Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a)   "Board" means the Company's Board of Directors.

          (b)   "Cause" means, except to the extent otherwise specified by the Committee, a finding by the Committee of a Participant's incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, or unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Employer, individually or as an employee, partner, associate, officer or director of any organization.

          (c)   "Change of Control" shall be deemed to have occurred if:

            (i)    Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

            (ii)   The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code shall be made by a

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  committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.

          (f)    "Company" means Isolagen, Inc. and any successor corporation.

          (g)   "Company Stock" means the common stock of the Company.

          (h)   "Consultant" means a consultant or advisor who performs services for the Employer and who renders bona fide services to the Employer, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Employer's securities.

          (i)    "Disability" means a Participant's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Participant, or as otherwise determined by the Committee.

          (j)    "Effective Date" of the Plan means                        , 2005, subject to approval of the Plan by the shareholders of the Company.

          (k)   "Employee" means an employee of the Employer (including an officer or director who is also an employee).

          (l)    "Employer" means the Company and its subsidiaries.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (o)   "Fair Market Value" of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is the American Stock Exchange or another national securities exchange, the "closing transaction" price at which shares of Company Stock are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on a national securities exchange, but is quoted on The Nasdaq Stock Market, Inc. National Market System ("NMS") or Small-Cap Market ("Small-Cap"), the NASD OTC Bulletin Board ("OTCBB") or the Pink Sheets, the last reported "closing transaction" price of Company Stock on the relevant date, as reported by the NMS, Small-Cap, OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Committee. Notwithstanding the foregoing, for federal, state and local income tax purposes, the Fair Market Value may be determined by the Committee in accordance with uniform and non-discriminatory standards adopted by it from time to time.

          (p)   "Grant" means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

          (q)   "Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (r)   "Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

          (s)   "Non-Employee Director" means a member of the Board who is not an employee of the Employer.

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          (t)    "Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

          (u)   "Option" means an option to purchase shares of Company Stock, as described in Section 7.

          (v)   "Other Stock-Based Award" means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8 or 9 of the Plan), as described in Section 10.

          (w)  "Participant" means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

          (x)   "Plan" means this Isolagen, Inc. 2005 Equity Incentive Plan, as in effect from time to time.

          (y)   "SAR" means a stock appreciation right as described in Section 10.

          (z)   "Stock Award" means an award of Company Stock as described in Section 9.

          (aa)     "Stock Unit" means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

  3.
  Administration

        (a)    Committee.    The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

        (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.

        (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

  4.
  Grants

        (a)   Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

        (b)   All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest

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under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

  5.
  Shares Subject to the Plan

        (a)    Shares Authorized.    The aggregate number of shares of Company Stock that may be issued under the Plan is 2,100,000 shares, subject to adjustment as described in subsection (e) below.

        (b)    Limit on Stock Awards, Stock Units, SARs and Other Stock-Based Awards.    Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units, SARs and Other Stock-Based Awards during the term of the Plan is 525,000 shares, subject to adjustment as described in subsection (e) below.

        (c)    Source of Shares; Share Counting.    Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options and SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.

        (d)    Individual Limits.    All Grants under the Plan shall be expressed in shares of Company Stock. The maximum number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

        (e)    Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

  6.
  Eligibility for Participation

        (a)    Eligible Persons.    All Employees, Consultants and Non-Employee Directors shall be eligible to participate in the Plan.

        (b)    Selection of Participants.    The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

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  7.
  Options

        (a)    General Requirements.    The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

        (b)    Type of Option, Price and Term

          (i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

          (ii)   The Exercise Price of Company Stock subject to an Option shall be determined by the Committee; provided, however, that the Exercise Price for an Option (including Incentive Stock Options or Nonqualified Stock Options) will be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted and further provided that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant

          (iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

        (c)    Exercisability of Options.

          (i)    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (ii)   The Committee may provide in a Grant Instrument that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

        (d)    Termination of Employment or Service.    Upon termination of employment or the services of a Participant, an Option may only be exercised as follows:

          (i)    In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within three months

5

  after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

          (ii)   In the event the Participant ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 7, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant's termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

          (iii)  In the event the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant's Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

          (iv)  If the Participant dies while employed by, or providing service to, the Employer or while an Option remains outstanding under Section 7(d)(i) or 7(d)(iii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

        (e)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

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        (f)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

  8.
  Stock Units

        (a)    General Requirements.    The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company's records for purposes of the Plan.

        (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

        (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

        (d)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

  9.
  Stock Awards

        (a)    General Requirements.    The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

        (b)    Requirement of Employment or Service.    The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant's employment or service, and the circumstances under which Stock Awards may be forfeited.

        (c)    Restrictions on Transfer.    While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

        (d)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

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  10.
  Stock Appreciation Rights and Other Stock-Based Awards

        (a)   The Committee may grant SARs to an Employee, Non-Employee Director or Consultant separately or in tandem with an Option. The following provisions are applicable to SARs:

          (i)    Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (ii)   Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (iii)  Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 7(d). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

          (iv)  Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

          (v)   Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

          (vi)  Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

        (b)    Other Stock-Based Awards.    The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

8

  11.
  Qualified Performance-Based Compensation

        (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Units, Stock Awards, SARs or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply to such Grants. The Committee may also grant Options under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 11 or otherwise.

        (b)    Performance Goals.    When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as "qualified performance-based compensation."

        (c)    Criteria Used for Objective Performance Goals.    The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, gross profit, net earnings, operating earnings, revenue, revenue growth, number of days sales outstanding in accounts receivable, number of days of cost of sales in inventory, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, debt reduction, market capitalization or strategic business criteria consisting of one or more objectives based on meeting specified R&D programs, new product releases, revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, quality improvements, cycle time reductions, manufacturing improvements and/or efficiencies, human resource programs, customer programs, goals relating to acquisitions or divestitures or goals relating to FDA or other regulatory approvals. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Performance goals may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

        (d)    Timing of Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

        (e)    Certification of Results.    The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

        (f)    Death, Disability or Other Circumstances.    The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the

9

Participant's death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

  12.
  Deferrals

        The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

  13.
  Withholding of Taxes

        (a)    Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

        (b)    Election to Withhold Shares.    If the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

  14.
  Transferability of Grants

        (a)    Restrictions on Transfer.    Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

        (b)    Transfer of Nonqualified Stock Options to or for Family Members.    Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

  15.
  Consequences of a Change of Control

        In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time or subject to specific conditions as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants

10

holding Stock Units or Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or assumption shall take place as of the date of the Change of Control or such other date as the Committee may specify.

  16.
  Requirements for Issuance of Shares

        No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

  17.
  Amendment and Termination of the Plan

        (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 18(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

        (b)    Shareholder Approval for "Qualified Performance-Based Compensation."    If Grants are made under Section 11 above, the Plan must be reapproved by the Company's shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.

        (c)    Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

  18.
  Miscellaneous

        (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or

11

liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

        (b)    Compliance with Law.    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of "qualified performance-based compensation" comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

        (c)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        (d)    Funding of the Plan; Limitation on Rights.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        (e)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

        (f)    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (g)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

        (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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ISOLAGEN, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 23, 2005

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated May 5, 2005, and hereby appoints Steven Morrell and Marshall Webb, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of Isolagen, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, TX 77024, on Thursday, June 23, 2005 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

1.	☐ For ☐ Against ☐ Abstain	To ratify the appointment of BDO Seidman, LLP as the Company's auditors for the year ending December 31, 2005.

2.	☐ For All ☐ Withhold All ☐ For All Except	The Board of Directors has nominated the following two persons for election as directors of the Company: Henry Toh and Ralph DeMartino. Their term will expire at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
For all, except nominee(s) written in below:

3.	☐ For ☐ Against ☐ Abstain	To approve the adoption of the Isolagen, Inc. 2005 Equity Incentive Plan.
4.	☐ For ☐ Against ☐ Abstain	To amend the Company's Certificate of Incorporation to increase the number of common shares authorized from 50 million shares to 100 million shares.
5.		In their discretion, upon such other matters as may properly come before the meeting.

The board of directors recommends a vote FOR the nominees and proposals above and if no specification is made, the shares will be voted for such nominees and proposal.

Dated	2005
Stockholder's Signature
Stockholder's Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN ITEM 2, FOR THE PROPOSAL SET FORTH IN ITEMS 1, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.